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                              [REGISTER.COM LOGO]


May 8, 2003

Jonathan Stern
c/o Register.com, Inc.
575 Eighth Avenue
New York, NY 10018

RE:   Amendment to Letter Agreement of Employment, dated June 11, 2002
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Dear Jon:

         This letter hereby amends and restates the first sentence of Paragraph 9, regarding your eligibility for a severance payment upon your termination of your employment with the Company without Cause, of the Letter Agreement of Employment dated June 11, 2001 (the "Letter Agreement") between you and Register.com, Inc. (the "Company") as follows:

         9. Severance. Notwithstanding that your status would be as an at-will employee, in the event the Company terminates your employment without Cause, or you resign for "Good Reason" as defined below, at any time following the start date of your employment, and contingent upon your executing and delivering to the Company a general waiver and release, you will receive the base salary in effect at the time of such termination or resignation for a period of twelve
(12) months from the effective date of such termination or resignation according to the Company's normal payroll schedule, and your medical coverage will be continued for such 12 month period pursuant to COBRA, at Company expense.

         You acknowledge and agree that the Letter Agreement as hereby amended represents the complete understanding of the terms of your employment and you are not relying on any discussions or agreements outside of the Letter Agreement as hereby amended. Changes in the terms of your employment may be modified only in a document signed by the parties and referring explicitly to the Letter Agreement as hereby amended.

         If the above accurately reflects our agreement, kindly so signify by signing the enclosed copy of this letter in the space provided below and returning it to the undersigned.


Jonathan Stern                              Register.com, Inc.


/s/ Jonathan Stern                          By: /s/ Richard Forman
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                                                Name: Richard Forman
                                                Title: Chief Executive Officer